UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
 (Address of principal executive offices, including zip code)

(561) 998-2232
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2016 Cross Country Healthcare, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) among the Company, all of the Company’s wholly-owned domestic subsidiaries, the lenders party thereto and SunTrust Bank, as administrative agent, swingline lender and an issuing bank. Terms used, but not defined, in this Form 8-K have the meanings set forth in the Credit Agreement.

The Credit Agreement provides a term loan of $40 million (the “Term Loan”) and a revolving credit facility of up to $100 million (the “Revolving Credit Facility” and, together, with the Term Loan, the “Facilities”), both of which mature in five years, on June 22, 2021. The Revolving Credit Facility includes a $35 million sublimit for the issuance of standby letters of credit and a $15 million sublimit for swingline loans. The Credit Agreement also includes a provision permitting the Company, subject to certain conditions, to increase the aggregate amount of the commitments under the Revolving Credit Facility or establish one or more additional term loans in an aggregate amount of up to $50 million with optional additional commitments from existing lenders or new commitments from additional lenders. The Term Loan is payable in quarterly installments with each such installment being in the aggregate principal amount (subject to adjustment as a result of prepayments) equal to 1.25% of the principal amount for the first four installments, 1.875% for the next eight installments and 2.50% of the principal amount for the remaining installments.

Borrowings under the Facilities shall be either Eurodollar Loans, LIBOR Index Rate Loans or Base Rate Loans. Eurodollar Loans bear interest from the applicable borrowing date at a rate per annum equal to the Adjusted LIBOR for the applicable Interest Period plus the Applicable Margin. LIBOR Index Rate Loans bear interest from the applicable borrowing date at a rate per annum equal to the One Month LIBOR Index Rate plus the Applicable Margin. Base Rate Loans bear interest from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin. The Applicable Margins are subject to performance pricing adjustments pursuant to a pricing matrix based on the Consolidated Total Leverage Ratio, and could increase by 200 basis points if an Event of Default exists. As of June 22, 2016 the Applicable Margin for Eurodollar Loans and LIBOR Index Rate Loans was 2.25% and the Applicable Margin for Base Rate Loans was 1.25%. We are required to pay a quarterly Commitment Fee on the average daily unused portion of the Revolving Credit Facility, which as of June 22, 2016 was .30%. Such Commitment Fee is also subject to a pricing matrix based on the Consolidated Total Leverage Ratio.

Proceeds of the Facilities were used to refinance the Company’s existing First Lien Credit Facility and Second Lien Term Loan and to pay related fees and expenses, and will be used to finance Permitted Acquisitions, for working capital needs, for capital expenditures and other general corporate purposes and the payment of related transaction fees and expenses. In addition, $23.6 million of standby letters of credit issued under the First Lien Credit Facility have been rolled into and been deemed issued under the Revolving Credit Facility.

The Company is required to prepay the Facilities under certain circumstances including from net cash proceeds from asset sales or dispositions in excess of certain thresholds, as well as from net cash proceeds from the issuance of certain debt by the Company.

The Credit Agreement contains customary representations, warranties and affirmative covenants. The Credit Agreement also contains customary negative covenants, subject to negotiated exceptions on (i) Indebtedness and Preferred Equity (ii) liens, (iii) fundamental changes, (iv) investments, (v) restricted payments, (vi) sale of assets and certain other restrictive agreements. The Credit Agreement also contains customary events of default, such as payment defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency, the occurrence of a defined change in control and the failure to observe the negative covenants and other covenants related to the operation of the Company’s business.

The obligations under the Credit Agreement are guaranteed by all of the Company’s domestic wholly-owned subsidiaries (the “Subsidiary Guarantors”). As collateral security under the Credit Agreement and the guarantees thereof, the Company and the Subsidiary Guarantors have granted to the administrative agent, for the benefit of the lenders, a lien on substantially all of their tangible and intangible assets, including, without limitation, accounts, chattel paper, cash, cash equivalents, deposit accounts, documents, equipment, general intangibles, including intellectual property, instruments, inventory, other goods, investment property, letter-of-credit rights, commercial tort claims, fixtures, books and records pertaining to the Collateral, and to the extent not otherwise included, all proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing (the “Article 9 Collateral”). The obligations under the Credit Agreement are secured by a first-priority security interest in the Article 9 Collateral.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02                 Termination of a Material Definitive Agreement.
Simultaneously with entering into the credit agreement referenced in Item 1.01, the Company repaid and fulfilled all obligations under its Second Lien Loan and Security Agreement, dated June 30, 2014, by and amount the Company, as borrower, certain of its domestic subsidiaries as guarantors, and BSP Agency, LLC as agent. In addition, the Company terminated its commitments under its Loan and Security Agreement, dated as of January 9, 2013 (the “First Lien Loan Credit Facility”), by and among the Company and certain of its domestic subsidiaries, as borrowers, and Bank of America N.A., as agent.

Item 2.03                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Credit Agreement dated as of June 22, 2016, among Cross Country Healthcare, Inc., the guarantors party thereto, the Lenders party thereto and SunTrust Bank, as administrative agent, swingline lender and an issuing bank, together with the exhibits and schedules thereto.*

99.1	Press Release issued by the Company on June 22, 2016
* Certain exhibits and schedules to the Credit Agreement have been omitted and the Registrant agrees to furnish to the SEC a copy of any omitted schedules and exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Date: June 22, 2016	By:	/s/ William J. Burns
Name: William J. Burns
Title: Chief Financial Officer (Principal Accounting and Financial Officer)